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                                                                    Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS


Welna NV
Postbus 309
7570 AH OLDENZAAL


Date                                        Reference
November 30, 1999                           J.J.M. Dekker R.A.

Consent of independent auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Denali Incorporated 1999 Stock Incentive Plan of our report dated August 16, 1999 with respect to the consolidated balance sheet of Welna N.V. included in Denali Inc.'s Annual Report (Form 10-K) for the fiscal year ended July 3, 1999 and our report dated March 16, 1999 with respect to the consolidated financial statements of Welna N.V. included in Denali Inc.'s Current Report on Form 8-K/A dated September 14, 1999, filed with the Securities and Exchange Commission.


For Deloitte & Touche
Registeraccountants


/s/ Deloitte & Touche